EXHIBIT 23.2

CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statement on Form S-8 pertaining to the Amended and Restated 2001 Equity Incentive Plan of Conceptus, Inc. of our report dated February 1, 2001 with respect to the consolidated financial statements and schedule of Conceptus, Inc. for the years ended December 31, 2000 and 1999 included in its Annual Report (Form 10-K) for the year ended December 31, 2001, filed with the Securities and Exchange Commission.

Palo Alto, California
July 30, 2002